Exhibit 10.83.1
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                     BANQUE OBC - ODIER BUNGENER COURVOISIER


                                   INTER PARFUMS SA
                                   4, rond-point des Champs Elyseesuthier [sic]

                                   75008 PARIS

                                   July 31, 1998

Christine PENIN
Loan Department
Tel: 01 45 02 44 12

Gentlemen:

This is to confirm that out Credit Committee has agreed to keep the overall authorization line for overdraft and spot, in accordance with the following terms:

Amount: 10,000,000.00 F (TEN MILLION FRENCH FRANCS)
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Financial Terms:
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-        for  overdraft:  agios  deducted  by  calendar  quarter at the  average monthly money market rate (currently 3.3771% per year) plus 0.60 percent; this rate varies depending on the base rate, payable when due,

- for spot: agios deducted at the Pibor usance rate discount, plus 0.50 percent; this rate varies depending on the base rate.

Please indicate your agreement to the terms of this letter by sending us a copy, duly initialed and with the handwritten note "agreement given by," followed by the signature of an authorized person.

                                    Very truly yours,

                     BANQUE OBC - ODIER BUNGENER COURVOISIER


                                    /s/ Cecile Sornin    /s/ Catherine Hongnat
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